Exhibit 10.45

 Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.


                CHENGDU HUAXI ELECTRIC POWER (GROUP) COMPANY LTD.



                   AND CHINA NATIONAL AERO-ENGINE CORPORATION

                                       AND

                      AES CHINA GENERATING COMPANY LIMITED


                                   COOPERATIVE

                             JOINT VENTURE CONTRACT

                            FOR THE ESTABLISHMENT OF

           SINO-FOREIGN CHENGDU AES KAIHUA GAS TURBINE POWER CO., LTD.



                                  NOVEMBER 28, 1995

                                TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----

ARTICLE 1.                 GENERAL PROVISIONS  ............................1
ARTICLE 2.                 DEFINITIONS  ...................................1
ARTICLE 3.                 PARTIES TO THIS CONTRACT  ......................4
ARTICLE 4.                 ESTABLISHMENT OF COOPERATIVE  JOINT
                           VENTURE COMPANY  ...............................5
ARTICLE 5.                 PURPOSE, SCOPE AND SCALE OF PRODUCTION
                           AND OPERATION  .................................6
ARTICLE 6.                 TOTAL AMOUNT OF INVESTMENT AND
                           REGISTERED CAPITAL  ............................6
ARTICLE 7.                 ANNUAL CAPITAL RETURN  ........................11
ARTICLE 8.                 RESPONSIBILITIES OF THE PARTIES  ..............11
ARTICLE 9.                 BOARD OF DIRECTORS  ...........................13
ARTICLE 10.                MANAGEMENT ORGANIZATION  ......................17
ARTICLE 11.                SITE  .........................................18
ARTICLE 12.                SALE OF ELECTRICITY  ..........................18
ARTICLE 13.                CONSTRUCTION  .................................18
ARTICLE 14.                FUEL SUPPLY  ..................................19
ARTICLE 15.                LABOR MANAGEMENT  .............................19
ARTICLE 16.                FINANCIAL AFFAIRS AND ACCOUNTING  .............19
ARTICLE 17.                TAXATION AND INSURANCE  .......................22
ARTICLE 18.                THE JOINT VENTURE TERM  .......................23
ARTICLE 19.                BREACH OF CONTRACT  ...........................23
ARTICLE 20.                TERMINATION AND LIQUIDATION  ..................24
ARTICLE 21.                FORCE MAJEURE  ................................26
ARTICLE 22.                SETTLEMENT OF DISPUTES  .......................27
ARTICLE 23.                APPLICABLE LAW  ...............................28
ARTICLE 24.                MISCELLANEOUS PROVISIONS  .....................29

SIGNATURES                 ...............................................32

APPENDIX 1.                RED LINE SITE MAP
APPENDIX 2.                ANNUAL CAPITAL RETURNS
APPENDIX 3.                ARTICLES OF ASSOCIATION
APPENDIX 4.                LIST OF IMPORTED EQUIPMENT
APPENDIX 5.                FORMATION OF EACH PARTY

                       COOPERATIVE JOINT VENTURE CONTRACT
                       ----------------------------------

                          ARTICLE 1. GENERAL PROVISIONS


THIS CONTRACT is made in Beijing, the People's Republic of China on this 28th day of November, 1995 by and among -------------------- Chengdu Huaxi Electric Power (Group) Shareholding Company Ltd. (hereinafter referred to as "Party A"), China National Aero-engine Corporation (hereinafter referred to as "Party B") and AES China Generating Company Limited (hereinafter referred to as "Party C"). Each of Party A, Party B and Party C shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to organize Sino Froeign Chengdu AES KAIHUA GAS Turbine Power Company, Ltd. (the "Company") in accordance with the Law of the People's Republic of China on Sino-Foreign Cooperative Joint Venture Enterprises (the "Cooperative Joint Venture Law"),law of Corporation of P.R. China other relevant laws and regulations, and the provisions of this Contract. Therefore, the creation of this contract:

                             ARTICLE 2. DEFINITIONS

2.01     Definitions

         For purposes of this Joint Venture Contact, the capitalized terms set forth below shall have the following corresponding meanings:

         1. "Affiliate": Any company, through ownership of voting stock or otherwise, directly or indirectly, controlling or controlled by a Party; the term "control" being used in the sense of power to elect directors or to direct the management of a company.

         2. "Articles of Association": The Company's articles of associations, signed by the Parties, approved by the Company's Board of Directors and the Examination and Approval Authority, as amended from time to time when necessary with the approval from the Board of Directors, attached as Appendix 3.

         3.       "Bank Supervision Agreement": An agreement between the Company
                  and  the  Bank  of  China   for   supervising   each   Party's
                  distributable as defined in Article 16.01 (d) (v).

         4. "Board" or "Board of Directors": The highest authority of the Company established in accordance with procedures set forth in
                  Article 9 of this Contract.

         5. "Business License": The business license issued to the Company by the local branch of State Administration of Industry and Commerce.

         6. "Chairman": Chairman of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

         7.       "China": The People's Republic of China.

         8. "Company": Sino-Foreign ChengDu AES KAIHUA Gas Turbine Power Company Ltd. , a cooperative joint venture limited liability company organized by the Parties pursuant to this Contract.

         9. "Commencement of Operation": Date on which the Company declares the GT Plant in commercial operation defined as Date of Commercial Operation in the Power Purchase Contract executed between the Company and ChengDu Huaxi Electric Power share holding company (Group).

         10. "EPC Contract": the fixed price, fixed schedule and fixed scope construction contract for the design, construction, completion and commissioning of the GT Plant.

         11. "Contract": The Cooperative Joint Venture Contract for the establishment and operation of Sino-Foreign ChengDu AES KAIHUA Gas Turbine Power Co., Ltd.

         12.      "DGM of  Finance":  Deputy  General  Manager of Finance of the
                  Company appointed in accordance with Article 10 of this Contract. The DGM of Finance will also be the Chief Accountant of the Company.

         13. "DGM of Operations": Deputy General Manager of Operations of the Company appointed in accordance with Article 10 of this Contract. The DGM of Operations will also be the Chief Engineer.

         14. "Directors": Member of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

         15. "Despatch Agreement": The electric power despatch agreement entered into between the Company and the ChengDu Power Bureau.

         16. "Examination and Approval Authority": The Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China or its authorized organization.

         17. "Fuel Supply Contract": Supply contract for the long term supply of Natural Gas to the GT Plant to be entered into by and between the Company and the gas supplier.

         18. "General Manager": General Manager of the Company appointed in accordance with Article 10 of this Contract.

         19. "GT Plant ": The entire facility of a 63 MW combined cycle gas turbine generating plant, complete with power generation and control equipment, and all common services, ancillary equipment, facility and the site.

         20. "Interconnection Agreement": The interconnection agreement entered into by and between the Company and the ChengDu Power Bureau.

         21. "Joint Venture Term": The term of the cooperative joint venture as defined in Article 18 of this Contract.

         22. "Loan Contracts": Contracts to be entered into between the Company and Party B and Party C or an entity arranged by the aforesaid Parties and acceptable to all of the Parties, to provide loans to the Company in accordance with Article 6.03 hereof.

         23. "Owner's Engineer": qualified engineering firm retained by the Company to supervise the execution of the work contracted for under the EPC Contract.

         24. "Power Bureau": The --------------- ChengDu Power Bureau, an economic entity legally authorised to execute on-grid and dispatch contracts, in charge of the transmitting, distribution, of electricity in the ChengDu area.

         25. "Power Purchase Contract": Contract to be entered into between the Company and ChengDu Huaxi Electric Power Co. (Group) for the long-term sale of electricity.

         26.      "RMB": The lawful currency of the People's Republic of China.

         27. "Site": The land in CHENGDU CITY, SICHUAN PROVINCE, China upon which the GT Plant and all required auxiliary facilities are located.

         28. "State Land Use Right Transfer Contracts": Contracts with the same length as the Joint Venture Term to be entered into between the Company and ---------- Land Administration Bureau or his Authorized Organization for the land use right transfer of the Site.

         29. "Third Party": Any party or parties other than the parties of the Contract .

         30.      "USD": The lawful currency of the United States of America.

         31. "Vice Chairmen": Vice Chairmen of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

                       ARTICLE 3. PARTIES TO THIS CONTRACT

3.01     The Parties

         The Parties to this Contract are :

         (a) Party A, Huaxi Electric Power Company (Group) a corporation registered in ChengDu City, Sichuan Province, China with its legal address at: No.24 NanSanDuan Y.Huan road ChengDu City, SiChuan Province, PRC


                  Legal Representative of Party A :

                  Name:             Qu De Lin
                  Position:         General Manager
                  Nationality:      Chinese

         (b) Party B , China National Aero-engine Corporation, a Chinese economic legal entity registered in China with its legal address at:

                  No. 16 Donghuangchenggen, Dongcheng District, Beijing, China .

                  Legal Representative of Party B:

                  Name:             ZHOU Xiaoqing
                  Position:         General  Manager
                  Nationality:      Chinese

         (c) Party C, AES China Generating Company Limited, a company registered in Bermuda with its legal address at 9/F., Allied Capital Resources Building, 32-38 Ice House Street, Central, Hong Kong.

                  Legal Representative of Party C :

                  Name:             Paul  T. Hanrahan
                  Position:         President
                  Nationality:      USA

       For the legal person formation of party A & B, please see appendix 5.


          ARTICLE 4. ESTABLISHMENT OF COOPERATIVE JOINT VENTURE COMPANY

4.01     Establishment of the Company

         The Parties hereby agree to organize the Company in accordance with the Sino-foreign Cooperative Joint Venture Law, Coparative Law, other relevant laws and regulations of the Peoples Republic of China, and with the provisions of this Contract.

4.02     Name and Address of the Company;

         (a) The name of the Company shall be " O-D Ia (0)I x/ (degree)(R) OA E(1) (pound)- ?- --(a) E1/4 --u O-D I P (1)-- E3/4 in
                  Chinese, and ChengDu AES KAIHUA GAS Turbine Power Co. Ltd." in English.

         (b) The legal address of the Company shall be Chengdu City, Sichuan Province, China.

4.03     Limited Liability Company

         The form of organization of the Company shall be a limited liability company. Creditors of the Company shall have recourse solely to the assets of the Company and not to the assets of the individual Parties. Except as otherwise provided herein, once a Party has paid in full its contribution to the registered capital of the Company and the loans in accordance with the Contract, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. The Company shall indemnify the Parties against any and all losses, damages, or liabilities in respect of any third party claims arising out of the operation of the Company. Subject to the aforementioned responsibility limitations, all Parties to this Contract shall share risks and losses incurred by the Company within the limit of its respective share in registered capital contribution.

4.04     Laws and Decrees

         The Company is an economic entity established pursuant to the laws of the People's Republic of China. The Company has the legal status of an independent legal person. The activities of the Company shall be governed and protected by the laws, decrees and relevant rules and regulations of the People's Republic of China.


         ARTICLE 5. PURPOSE, SCOPE AND SCALE OF PRODUCTION AND OPERATION

5.01     Operation Purpose of the Company

         The Company's operation objectives are to build, own and operate the GT Plant located in ChengDu Sichuan Province, China, to sell electric power to the grid and to achieve a satisfactory return on investment for the Parties.

5.02     Scope of Company Business

         The  Company's   scope  of  business  will  be  to  generate  and  sell
         electricity to the grid.

5.03     Construction Scale

         The company shall construct a 63 MW combined cycle gas turbine generating plant.


         ARTICLE 6. TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

6.01     Total Investment


         The total amount of investment required by the Company is presently estimated to be 29.8 million US Dollars.


6.02     Registered Capital

         The  registered  capital  of the  Company  shall  be 11.92  million  US
         Dollars.

6.03     Loans

         The balance between the total investment and the registered capital will be contributed as loans provided or arranged by Party B and Party C upto 17.88 million US Dollars. Any addition funding needed and approved by the Board shall be provided by all Parties in accordance with their share of Registered Capital. The terms and conditions of the loans will be fully defined in the Loan Contracts.

6.04     Contributions of Registered Capital

         (a) Party A's Contribution to Registered Capital: Party A agrees to contribute an amount of RMB equivalent to 4.172 million US Dollars to the registered capital of the Company. This amount represents 35.00% of the registered capital of the Company. The value of Party A's contribution in RMB shall be calculated at the USD/RMB Exchange Rate as announced by the People's Bank of China on the date the contribution is made.

         (b) Party B's Contribution to Registered Capital: Party B agrees to contribute 3.576 million US Dollars to the registered capital of the Company. This amount represents 30.00% of the registered capital of the Company.

         (c) Party C's Contribution to Registered Capital: Party C agrees to contribute 4.172 million US Dollars to the registered capital of the Company. This amount represents 35% of the registered capital of the Company.

6.05     Payment of Registered Capital and Conditions Precedent thereto

         Each Party agrees to make their first contribution of registered capital to the Company, which shall not be less than 15% of the total amount of their respective portions of registered capital share, within thirty (30) days after satisfaction of the conditions precedent listed below. The Parties agree to hold a Board of Directors meeting as soon as possible after receiving the Business License of the Company to execute the contracts listed below and decide a contribution schedule for the balance of the registered capital according to relevant regulations and construction need.

         Conditions precedent to payment of registered capital are:

         (a) Issuance of approval by the Examination and Approval Authority approving this Contract and the Articles of Association without varying the terms hereof or imposing any additional terms or conditions;

         (b) Issuance of a duplicate of the Company's Business License by the local branch of the State Administration for Industry and Commerce of China;

         (c) Approval from the local Foreign Exchange Administration Bureau, approving that the Company will have the priority in converting RMB into foreign exchange to satisfy its need for foreign exchange.

         (d) Execution and approval of the State Land Use Right Contract for the Site, the Power Purchase Contract, the Fuel Supply Contract, the CAREC Personnel Contract and the AES Personnel Contract, the Loan Contracts, the EPC Contract, the Bank Supervision Agreement, the Interconnection Agreement, the Despatch Agreement and other aspects of the transactions described in the Contract. Approval shall be from all Chinese government authorities required to approve these Contracts without varying the terms or imposing any additional terms or conditions. If any of the above contracts do not require approval in accordance with Chinese laws and regulations, no Party may claim a lack of approval as a reason to not fund their registered capital.

         (e) Opening of a bank account with a relevant bank in the name of the Company;

         (f) Approval by the -------- Provincial Pricing Bureau of the tariff formula in the Power Purchase Contract for the entire term of the Contract which determines the price of electricity sold by the Company to the Huaxi Electric Power Company (Group) Ltd. in accordance with the Policy of fund raising for power generating.

         (g) Obtain a legal opinion from the legal counsel of each Party, stating that the Joint Venture Company has obtained all required approvals, and that all the contracts listed in
                  Article 6.05(d) are legal and enforceable.

         (h) Approval by each parties board of directors to authorize each party to enter into this Contract.

         Each of the aforesaid conditions precedent must be met satisfactorily to each of the Parties. In the event any of the above conditions have not been met thirty (30) days after the Company has been issued a duplicate of its Business License, and the Parties do not agree in writing to waive such conditions precedent, or extend the time for their fulfillment, any Party shall have the right to terminate this Contract. Should any Party terminate the Contract, no Party shall have the right to require that Party to make further contributions to the registered capital nor shall any Party claim any damages from that Party.

         If within thirty (30) days after satisfaction of the conditions precedent, any Party has not made its contribution to the registered capital of the Company, or if a Party fails to make contributions in accordance with the schedule approved by the Board, the Party or Parties failing to make such contribution shall be charged with a penalty equal to 0.05% of the delinquent part of payment on a daily basis, from the date of the scheduled contribution until the date of the actual contribution, and shall be in default under this Contract.

6.06     Drawdown of Loans

         Loans provided or arranged by Party B and Party C shall be deposited to the bank account of the Company in accordance with the financial requirements of the construction progress. The specific dates shall be set in the Loan Contracts. Failure to make payments on time will be treated in accordance with the provisions of the Loan Contracts.

6.07     Investment Certificate

         After each Party submits its contribution in full to the registered capital, a certified public accountant registered in China will verify the contribution and issue a contribution verification report. Thereupon, the Company shall issue an investment certificate to each Party having made its contribution, which will be signed by the Chairman and the Vice Chairmen of the Board.


6.08     Assignment of Registered Capital

         (a)      APPROVAL OF THE BOARD OF DIRECTORS AND RIGHT OF FIRST REFUSAL:
                  Any Party to this Contract may assign, sell or otherwise transfer all or part of its ownership interest in the Company (such Party being hereinafter referred to as "the Transferring Party") to any Third Party (hereinafter referred to as the "Transferee"), provided such transfers get a unanimous approval of the Board of Directors. Such transfers will be allowed provided the other Parties have a right of first refusal to purchase the interest in the Company being transferred under the same terms and conditions agreed between the Transferring Party and the Transferee. The Transferring Party shall notify the other Parties in writing of the terms and conditions of the transfer. If the other Parties do not exercise their right of first refusal within thirty (30) days after receipt of such notice, they will be deemed to have consented to the transfer. The Transferring Party may then transfer its ownership interest in the Company provided the Transferee executes a document by which it becomes a Party to this Contract and expressly assumes the Transferring Party's obligations herein. The requirement for unanimous approval of the Board do not apply if a Party is assigning its rights to distributions from the Company as security to obtain loans for itself or an Affiliate. Nor shall the Company take any collatural responsibility for it. If a Party is assigning, selling or otherwise transferring all or any part of its rights, title and interest in the Company to an Affiliate, the right of first refusal shall not apply.

         (b) GOVERNMENT APPROVAL: Any sale or assignment of ownership interest in the Company shall be submitted to the Examination and Approval Authority of this Contract for examination and approval. The sale or assignment shall become effective only after the approval is received. Upon receipt of the approval from such Examination and Approval Authority the Company shall register the change in ownership with the local branch of the State Administration for Industry and Commerce of China.

         (c)      SIMULTANEOUS   TRANSFER  OF   REGISTERED   CAPITAL  AND  LOANS
                  INTEREST: Any Party to this Contract assigning, selling or otherwise transferring all or part of its registered capital interest in the Company to any third party shall also transfer, or cause to be transferred, a proportional share of its loans to the Company.

6.09     Increase of Registered Capital

         Any increase in the registered capital must be first agreed to by the Parties and unanimously approved by the Board of Directors before being submitted to the Examination and Approval Authority of this Contract for approval. In principle, increases in registered capital will be met by the Parties in proportion to their then existing interest in the Company's registered capital. Upon approval by such Examination and Approval Authority, the Company shall register the increase in registered capital with the local branch of the State Administration for Industry and Commerce of China.

6.10     Failure to Make Registered Capital Contributions

         In the event any Party fails to make its registered capital contribution (or any portion thereof) as provided herein or fails to provide its share of any increase in the Company's registered capital as described in Article 6.09 above, then in addition to any other rights the Company may have against the defaulting Party as described in Article 6.05, the Company shall offer such unsubscribed portion of registered capital to the non-defaulting Parties. The non-defaulting Parties will be offered the portion not paid by the defaulting Party in proportion to each Party's registered capital contribution. Such change in each Party's investment ratio and transfer in interest of registered capital as described in this paragraph shall be subject to the approval of the Examination and Approval Authority of this Contract.

6.11     Development Expenses

         Development expenses shall only include the expenses incurred by the Parties for the sole purpose of preliminary work of the GT Plant and those agreed upon by the Parties. The Parties hereby agree that the development expenses for Party A is [***] and Party B is [***] respectively and for Party C is [***]. These amounts will be either counted as part of the registered capital contribution provided by the Parties or paid to the Parties by the Company, in accordance with the decision of the Board.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                        ARTICLE 7. ANNUAL CAPITAL RETURN

7.01 The investment return rate for the Parties is calculated based on the GT Plant operating at full load with an annual equivalent operation hour of [***] hours. After all taxes and contribution to required funds according to relevant regulations are paid, the USD financial internal return rate (FIRR) on equity for the Parties shall be [***]. Based on an annual equivalent full load operation hour of [***] hours, and an FIRR of [***], the annual capital returns of the Parties calculated in USD (including profit distribution) are calculated and listed in Appendix 2.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

7.02 In the event that the annual equivalent full load operating hours exceeds [***] hours, or the generation costs are reduced, the Parties may get annual returns in the current year greater than those in Appendix 2 in the current year.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                   ARTICLE 8. RESPONSIBILITIES OF THE PARTIES

8.01     Responsibilities of Party A

         In addition to its other obligations under this Contract, Party A shall have the following responsibilities :

         (a) Be responsible for obtaining all necessary approvals, permits and licenses for the establishment of the Company and have the obligation to use their best efforts in obtaining all the approvals necessary for the ongoing operation of the Company;

         (b) Be responsible for carrying out all registration procedures for land use right for the Site, and all other land use rights needed by the Company, in a timely manner so as not to delay development and construction of the GT Plant.

         (c) Obtain, on behalf of the Company, all infrastructure needed, including external water supply, power supply, Gas supply, transportation, communications, and other services, on the most favorable terms and conditions available;

         (d) Assist the Company in applying for the most preferential tax treatment and other investment incentives available under applicable laws and regulations;

         (e) Assist the Company in obtaining necessary approvals to import raw materials and equipment. Assist the Company in arranging for transportation of imported materials and equipment between Chinese ports and the Site;

         (f) Assist the Company with the procedures for procuring import licenses and facilitating customs formalities for the import of machinery and equipment, fuel, materials, supplies and office equipment on preferential terms;

         (g) Assist the Company's expatriates to obtain all necessary entry visas and work permits;

         (h) Assist the Company in opening Renminbi and foreign currency bank accounts;

         (i)       Assist the Company in recruiting qualified Chinese personnel;

         (j) Obtain necessary approvals for the Company to utilize various methods permitted under Chinese law to balance its foreign exchange as needed and to meet the Company's foreign exchange needs, including Party C's ability to convert dividends and return of capital into foreign exchange for remittance overseas;

         (k) Handle other reasonable matters entrusted by the Company from time to time.

8.02     Responsibilities of Party  B:

         In addition to its other obligations under this Contract, Party B shall have the following responsibilities :

         (a) Be responsible for drafting feasibility study report of the project, and submitting engineering and technical documents necessary for the examination and approval of the project;

         (b) Be responsible for importing machinery equipment as an agent entrusted by the Company;

         (c) Assist the Company's expatriates to obtain all necessary entry visas and work permits;

         (d) Assist the Company in appointing qualified O&M personnel of the GT Power Plant and in arranging the training of personnel;According to the needs of the Company, assist the Company in the recruitment and employment of qualified operations and maintenance personnel for the GT Plant; assist the Company to arrange training;

         (e)      Be  responsible   for  preparing  the  Company's   engineering
                  construction proposals;

         (f) Handle other reasonable matters entrusted by the Company from time to time.

8.03     Responsibilities of Party  C:

         In addition to its other obligations under this Contract, Party C shall have the following responsibilities :

         (a) Assist the Company in purchasing equipment, supplies and materials inside or outside China to ensure that they are of the proper quantity and quality;

         (b)      Introduce   modern   management   techniques   and   financial
                  management expertise to the Company;

         (c) Assist Company staff and representatives in arranging foreign visas/work permits for overseas training, as required for the operation and management of the GT Plant;

         (d)      Assist  the  Company  in   recruiting   qualified   expatriate
                  personnel and international consultants, as required by the Company;

         (e) Handle other reasonable matters entrusted by the Company from time to time.

         (f) Assist the Company is obtaining working capital loan for the operation of the GT Plant.

                          ARTICLE 9. BOARD OF DIRECTORS

9.01     Formation of the Board

         (a) The Board of Directors shall be established on the date of registration of the Company.

         (b) The Board shall consist of nine(9) Directors including the Chairman of the Board, three(3) of whom shall be appointed by Party A, three(3) by Party B and three(3) by Party C. At the time this Contract is executed and at any time a Director is appointed or removed, each Party shall provide written notice to the other Parties of the names of its appointed or removed Directors.

         (c) In general, each Director shall be appointed for a term of four (4) years and may serve consecutive terms if reappointed by the Party originally appointing him. Each Director shall serve and may be removed by the Party who made that Director's appointment. In the event a Director vacates the Board through retirement, resignation, illness, disability or death, or in the event a Director is removed by the Party who originally appointed that Director, the Party who originally appointed that Director may appoint a successor to serve out the departing Director's remaining term.

         (d) Directors will serve without remuneration, but all reasonable costs incurred by the Directors in performance of their duties as members of the Board will be borne by the Company.

         (e) The Chairman of the Board shall be appointed by Party A. The Chairman of the Board shall be the legal representative of the Company. The Chairman will exercise his authority within the limits prescribed by the Board and in compliance with the Company Law of P.R. China and may not under any circumstance contractually bind the Company or otherwise take any action on behalf of the Company without prior approval of the Board. Whenever the Chairman of the Board is unable to perform his responsibilities for any reason, one Vice Chairman may be designated by the Chairman or the Board to temporarily assume the Chairman's duties until the Chairman is able to resume his position as Chairman.

         (f) There shall be two Vice Chairmen, one appointed by Party B and one appointed by Party C.

         (g) The Company hereby indemnifies each Director against any claims arising from that Director's action in his capacity as a Director of the Company, except for such acts in violation of criminal laws.

9.02     Powers of the Board

         (a) The Board of Directors shall be the highest authority of the Company;

         (b) Resolutions involving the following matters may only be adopted at a duly constituted and convened meeting of the
                  Board whereupon such resolution receives the unanimous affirmative vote of each and every Director of the Board voting in person or by proxy at such meeting :

                  (i)      Amendment of the Articles of Association;

                  (ii) Merger, integration of the Company with another organization, or establishment of subsidiaries of the Company;

                  (iii)    Dissolution of the Company;

                  (iv) Increase or transfer of the registered capital of the Company;

                  (v)      Sale of any assets of the Company.

                  (vi) Execution, supplement, modification, termination, substitution or assignment by the Company of any credit or financing agreements, any power purchase contract, long term fuel supply and transportation contract, operation and management contract, and major construction contract or other material contract;

                  (vii) Additional capital requirement or financing amounts, above total investment amounts as set forth in
                           Article 6.01;

                  (viii) Appointment of General Manager and Deputy General Managers of the Company; and

                  (ix) Annual operation goals, financial budget, final financial accounts and profit distribution plans of the Company. If no unanimous agreement is achieved on the profit distribution, the balance of the profit shall be distributed after the allocation of 10% of the after-tax profit to the required funds.

         (c) All other issues that require a resolution by the Board may be raised at a duly convened meeting of the Board. Such resolution must be adopted by the affirmative vote of a majority of the Directors present at such meeting in person or by proxy. In the event that the Board has a tie vote , the Chairman shall have the deciding vote.

         (d) Any matter to be decided by the Board may be decided without a meeting if all Directors consent in writing to such matter. Such written consent will be filed with the minutes of the Board proceedings and will have the same force and effect as a unanimous vote taken by the Directors physically present.

9.03     Meetings

         (a) ANNUAL MEETINGS: The first meeting of the Board of Directors will be held within fifteen(15) business days from the date the Company is issued a duplicate of its Business License pursuant to this Contract. Thereafter, the Board shall meet at least once every year. Meetings shall be held at the registered address of the Company or such other address in China or abroad as is designated by the Board. The Chairman of the Board will set the meeting's agenda after consultation with the Vice Chairmen of the Board, The Chairman is responsible for convening and presiding over all meetings.

         (b) PROXY: Meetings may be attended by Directors in person or by proxy. If a Director is unable to participate in a Board meeting, he may issue a proxy and entrust a representative to participate in the meeting on his behalf. The representative so entrusted shall have the rights and powers as stated in the proxy.

         (c) INTERIM MEETINGS: Interim meetings of the Board may be held provided five(5) or more of the Directors submit written requests for such meetings to the Chairman specifying the matters to be discussed. Within thirty (30) days upon receipt of such written notice, the Chairman will convene an interim meeting of the Board. If the Chairman is unable to participate in an interim meeting, in his absence the Vice Chairman taking his place shall decide on the time and location of such interim meetings.

         (d) QUORUM: Six (6) Directors, including at least one Director from each Party , present in person or by proxy shall constitute a quorum necessary for the conduct of business at any meeting of the Board . If at any properly convened meeting, no quorum is constituted because less than six (6) Directors are present in person or by proxy or there is not at least one Director from each Party present in person or by proxy then the meeting shall be cancelled, then the Chairman shall call another meeting with seven (7) days' notice. Any Director absent from a meeting without giving a reason therefor and without having appointed a proxy shall be considered to have abstained from voting. Resolutions, except those concerning the issues prescribed in Article 9.02(b), will be valid if passed by a majority of the Directors present.

         (e) NOTICE OF MEETING: The notice of a Board meeting shall be sent to all directors fifteen (15) days in advance of each meeting. The notice shall state the time,venue and main agenda of the meeting. including relevant documents and information.

         (f) MINUTES: The Board will cause complete and accurate minutes (in both English and Chinese) to be kept of all meetings (including a copy of the notice of the meeting) and of business transacted at such meetings. Minutes of all meetings of the Board shall be distributed to all the Directors as soon as practicable after each meeting but not later than ten (10) days from the date of such meeting. Any director who wishes to propose any amendment or addition thereto shall submit the same in writing to the Chairman and the Vice-Chairmen within one (1) week after receipt of the proposed minutes. The minutes shall be finalized by the Chairman and Vice-Chairmen not later than thirty (30) days after the relevant meeting and signed by all the directors within one (1) week after receipt of the final minutes.

                       ARTICLE 10. MANAGEMENT ORGANIZATION

10.01    Management Organization

         The Company shall adopt a management system under which the management organization shall be responsible to and under the leadership of the Board of Directors. The Company management shall include a General
         Manager, a DGM of Operations, a DGM of Finance, and a number of Department Managers. Party C shall nominate the General Manager, Party B shall nominate DGM of Operations, who is concurrently the Chief Engineer and Party A shall nominate the first DGM of Finance, who is concurretly the Chief Account, and the Board of Directors needs to unanimously approve the appointment of the General Manager and the two Deputy General managers. The term of appointment for the General Manager and the two Deputy General managers shall be four (4) years. The General Manager and Deputy General managers may be removed only by a majority resolution of the Board. If the General Manager or the Deputy General Manager is removed by the Board or finishes his tenure, a successor shall be nominated by the Parties for approval by the Board of Directors.

10.02    Responsibilities and Powers of the General Manager

         The General Manager shall at all times be responsible to the Board of Directors and will carry out all matters entrusted by the Board. The DGM of Operations and the DGM of Finance shall assist the General Manager. The General Manager shall be in charge of the day-to-day operation and management of the Company. The DGM of Operations shall be in charge of the operation and maintenance of the GT Plant. The DGM of Finance shall be responsible for the financial affairs of the Company. The General Manager , the DGM of Operations and the DGM of Finance shall meet regularly to discuss and solve important issues arising from the operation and management of the Company.

10.03    Operation and  Management

         The Company will be responsible for the operation and management of the GT Plant . The Company will endeavor to introduce modern management techniques to ensure high availability and efficiency of the GT Plant.

                                ARTICLE 11. SITE

11.01    Site

         The area of the Site for the GT Plant is approximately MU. Details regarding the Site are set forth in the Red Line Site Map attached hereto as Appendix 1.

11.02    Land Use Rights

         The Company shall enter into a State Land Use Rights Transfer Contract with the Chengdu Land Bureau and its authorized department in order to obtain for at least the Term of this Contract land use right of the Site for a term no less than the term of the Joint Venture Contract.

                         ARTICLE 12. SALE OF ELECTRICITY

12.01    Power Sales

         The sale of electricity produced by the GT Plant will be made pursuant to the Power Purchase Contract entered into by and between the Company and Huaxi Electric Power (Group) Shareholding Company Ltd. The PPC, shall state clearly that the Huaxi Electric Power (Group) Shareholding Company Ltd. shall be responsible for arranging the execution of on-grid agreement and dispatch agreement entered into by and between the Company & the Power Bureau.

12.02    Tariff Determination

         The tariff of the power generated by the GT Plant shall be determined by the tariff formula prescribed in the Power Purchase Contract entered into by and between the Company and the Huaxi Electric Power (Group) Shareholding Company Ltd., and approved by relevant price administration departments.

                            ARTICLE 13. CONSTRUCTION

13.01    Construction Management

         The Parties agree that Party B and A shall be responsible for the construction of the GT Plant. The Company shall enter into an EPC Contract with Party B. The EPC Contract shall be comparable with internationally accepted parties in similar projects in the areas of construction schedules, quality and cost. The detailed clauses shall be specified in the EPC Contract. The Company shall employ an Owner's Independent Engineer to supervise and manage the construction of the GT Plant.

                             ARTICLE 14. FUEL SUPPLY

14.01    Fuel Supply

         The Company will sign a long-term natural gas supply contract with Chengdu Huachuan Oil and Natural Gas Exploration and Development Corporation.

                           ARTICLE 15.  LABOR MANAGEMENT

15.01    Governing Principles

         The Company shall be responsible for its own labor management, recruitment, employment , dismissal, resignation, wages and welfare of working personnel in accordance with the "Labor Management Regulations of the PRC for Foreign Investment Enterprises" (the "Labor Regulations") and other relevant regulations. The organization chart, qualifications and number of employees shall be determined by the Board of Directors in accordance with the operating needs of the Company.

15.02    Operation and Management Personnel

         The Company shall enter into a Contract with Party B, specifying the terms and conditions under which the Company shall engage qualified and professional operation and management personnel from an entity designated by Party B & A. When necessary, the Company shall also enter into an agreement with Party C specifying the terms and conditions under which the Company shall engage the required personnel from Party C (the "AES Personnel Contract").

                  ARTICLE 16. FINANCIAL AFFAIRS AND ACCOUNTING

16.01    Accounting System

         (a) The DGM of Finance, under the leadership of the General Manager, shall be responsible for the financial management of the Company.

         (b) The DGM of Finance shall prepare the Company's accounting system and procedures in accordance with the "Accounting
                  System of the People's Republic of China for Foreign Investment Enterprises" and the "Financial Management System of the People's Republic of China for Foreign Investment Enterprises". The Company shall also conduct its accounting in accordance with such internationally recognized accounting principles as any foreign lender to the Company may require. The Company's accounting system and procedures shall be submitted to the Board for approval. Once approved by the Board, the accounting system and procedures shall be filed for the record with the government department in charge of the Company and with the relevant local department of finance and tax authorities.

         (c)      The Company shall adopt RMB as its bookkeeping base currency.

         (d) The distribution of available cash shall be carried out in accordance with the following priority of payments:

                  (i) Operation and maintenance costs (including VAT) of the GT Plant and management costs of the Company;

                  (ii) Principal and interest payments due pursuant to the Loan Contracts;

                  (iii)    Income and any other taxes;

                  (iv)     Contributions to statutory funds; and

                  (v)      Profits for distribution.

         (e) All accounting records, vouchers and books of the Company shall be made and kept in Chinese. At the request of Party C, some part of the records and books will be provided to Party C in English. All Company accounting statements shall be made and kept in English and Chinese.


16.02    Auditing

         (a) The Company will engage an independent accounting firm registered in China as its auditor to examine and verify the annual financial report. The Parties agree that such accounting firm shall be of international standard and shall be appointed by the Board. The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and the balance sheet for the fiscal year) within two (2) months after the end of the fiscal year. Such documentation will be submitted together with an audit report prepared by the accounting firm registered in China.

         (b) Each Party may, at its own expense, appoint an accountant who is either an accountant registered abroad or registered in China. On behalf of the Party, the independent accountant may audit the Company's accounts. Such accountants will be given reasonable access to the Company's financial records and will keep confidential all documents under their auditing.

         (c) The Company shall present to the Parties balance sheets, profit and loss statements and other supplementary information requested by the Board on a monthly basis. Such information will be provided to the Parties in both English and Chinese.

16.03    Bank Accounts and Foreign Exchange Control

         The Company will open a foreign exchange account and a Renminbi account at banks within or outside China; such banks will be approved by the State Administration of Exchange Control of China. The Company's foreign exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control.

16.04    Foreign Exchange Balance

         (a) In the event the Company borrows foreign currency from lenders not located in China, the Company shall, in accordance with applicable foreign exchange regulations of the People's Republic of China, open USD cash accounts at a bank approved by the relevant authorities for the repayment of principal of and the payment of interest on, foreign currency loans.

         (b) Funds in the Company's foreign exchange account shall be used as determined by the Board of Directors to satisfy foreign exchange debt, expenses, remittances of profit and other remittances in accordance with relevant foreign exchange regulations of the People's Republic of China.

         (c) All remittances to Party C due in accordance with the provisions of this Contract shall be made to a foreign bank account designated by Party C in United States Dollars or in any other freely convertible foreign currencies in accordance with the foreign exchange regulations of China and the commitment of local foreign exchange administration departments. The Company shall pay for the fee occurred in the conversion. The Company may also remit all or a portion of remittances due to Party C in RMB if Party C elects to do so.

         (d) From the time the profit distribution plan is approved by the Board of Directors until the actual time of exchange, the risk of foreign exchange rate fluctuating shall be borne by the Company.

16.05    Fiscal Year

         The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year. The first fiscal year of the Company shall commence on the date that the Company is established and granted a Business License, and shall end on the immediately succeeding December 31.

16.06    Distribution of Profits

         (a) After the payment of any applicable related taxes and fees by the Company, the Board will determine the annual allocations to the required funds as required by Chinese accounting laws and regulations. The sum of the annual allocations to the required funds shall be 10% of the after-tax profit of the year under consideration (unless otherwise required by law). Any increase or decrease in the percentage to the required funds must be unanimously approved by the Board of Directors.

         (b) All distributable profits shall be distributed to the Parties in proportion to their respective share of the Registered Capital.

         (c) If the Company carries losses from the prior year, the profit of the current year shall be used first to cover losses. No profit shall be distributed unless the deficit from previous years is made up. The profit retained by the Company and carried over from the prior year may be distributed together with the distributable profit of the current year.


                       ARTICLE 17. TAXATION AND INSURANCE

17.01    Taxes

         (a) The Company and its Chinese and expatriate employees shall pay tax under the relevant tax laws of China.

         (b) Following approval of this Contract by the Examination and Approval Authority, the Company will submit an application for confirmation of the Company as a technically advanced enterprise in accordance with the "Implementing Measures of the Ministry of Foreign and Economic Relations and Trade on the Conformation and Examination of Export Oriented and Technologically Advanced Enterprises and Foreign Investment" in order to obtain the most favorable tax rats.

17.02   Insurance

         The insurance for the Company for various kinds of risks shall be purchased from insurance companies registered within PRC. The Company shall undertake to procure the following types of insurance:

         (a) Property All Risks Insurance , Contractor's All Risk and Erection All Risks Insurance (including domestic transportation insurance for equipment) before and after the construction completion of the GT Plant and thereafter in respect of any upgrading or maintenance works to the GT Plant;

         (b) Property All Risks Insurance, Machinery Breakdown Insurance, Business Interruption Insurance, Machinery Breakdown Business Interruption Insurance, Bodily Injury Insurance, Personal Accident Insurance and Additional Cover for Medical Expenses for the period after the construction completion of the GT Plant; and

         (c) other insurance coverage which the Board of Directors decides is necessary.

                       ARTICLE 18. THE JOINT VENTURE TERM

18.01    Joint Venture Term

         The term of the Joint Venture established under this Contract shall commence on the date the Company is granted a Business License and shall terminate sixteen (16) years thereafter ( including one year of construction) .

18.02    Extensions to the Joint Venture Term

         The term of the Joint Venture Contract may be extended upon unanimous approval of the Parties. An application for such extension should be filed with the original Examination and Approval Authority at least six months prior to the expiration of the term of this Contract.

                         ARTICLE 19. BREACH OF CONTRACT

19.01    Breach of Contract

         In the event the Company is unable to continue its operation or achieve the business purposes stipulated in this Contract due to failure of a Party to fulfill its obligations under this Contract and its Appendices, the non-defaulting Parties will have the right to terminate this Contract in accordance with Article 20 herein and the liabilities arising from breach of contract shall be borne by the Party in breach as provided for in this Contract and its Appendices. The defaulting Party shall make the consequent payment arisen from such a breach to the non-defaulting parties.

                     ARTICLE 20. TERMINATION AND LIQUIDATION

20.01    Termination

         (a) TERMINATION OF THIS CONTRACT: No Party shall have the right, in its sole discretion and without cause, to terminate this Contract. This Contract may only be terminated under the following circumstances:

                  (i) The Contract expires at the end of the Term as described in Article 18 hereof;

                  (ii) The Parties unanimously agree in writing to terminate this Contract at any time;

                  (iii)    Subject to the  notification  requirements of Section
                           20.02 herein, a Party may submit written notice to the other Parties of its desire to terminate this Contract upon the occurrence of an event of default as further described in Section (b) below.

         (b) CAUSES FOR TERMINATION: Any of the following occurrences shall be considered causes for termination:

                  (i) A Party materially breaches this Contract or violates the Articles of Association, and such breach or violation is not cured within thirty (30) days of written notice to the defaulting Party by a non-defaulting Party;

                  (ii) The Company, or any, or all of the Parties become bankrupt, or is the subject of liquidation or dissolution proceedings or ceases to carry on business or becomes unable to pay its debts as they come due and as a result there are significant adverse consequences to the Company;

                  (iii) Any superior authority having authority over a Party requires any provision of this Contract to be revised in such a way as to cause significant adverse consequences to the Company or to the other Parties;

                  (iv) The conditions or consequences of Force Majeure as hereinafter defined in Article 21 significantly interfere with the normal functioning of the company for a period in excess of eighteen (18) months and the Parties are unable to find an equitable solution pursuant to Article 22 hereof ;

                  (v) Any Party fails to make its contribution to the registered capital in accordance with Article 6.05;

                  (vi) Any Party fails to make its contribution to the loans in accordance with Article 6.06;

                  (vii)    The Power Purchase Contract is terminated.

20.02    Notification Procedure

         Mere submission by any Party of a notice indicating a desire to terminate this Contract shall not by itself constitute a termination of this Contract. In the event that any Party gives notice pursuant to
         Article 20.01 hereof of a desire to terminate this Contract, the Parties shall within a two (2) month period after such notice is given conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event that the situation which resulted in the giving of such notice is not cured and that matters are not resolved to the satisfaction of the Parties within two
         (2) months of such notice, the notifying Party may follow the relevant procedures and laws and apply to the Examination and Approval Authorities for the termination of the Contract. In the event a breach is committed by a Party to this Contract which results in the termination of this Contract, the Party in breach will bear full liability and costs associated with such breach of Contract.

20.03    Normal Termination of the Contract

         The Contract shall be terminated upon expiration of the term of this Contract as per specified in Article 18.01, unless it is extended pursuant to Article 18.02 hereof.

20.04    Liquidation

         (a) DISSOLUTION OF THE COMPANY: The Company shall be dissolved upon expiration of the term of this Contract pursuant to
                  Article 18 hereof, or upon earlier termination of this Contract pursuant to Article 20.01 hereof. The Company shall carry out the procedures for liquidation of the Company in accordance with the law of the People's Republic of China.

         (b)      LIQUIDATION  COMMITTEE:  The Board of  Directors  shall form a
                  Liquidation Committee, comprised of three (3) members appointed by Party A, three (3) members appointed by Party B and three (3) members appointed by Party C (the "Liquidation Committee"). The Liquidation Committee shall conduct a thorough examination of the assets and liabilities of the Company and develop a liquidation plan in compliance with this Contract and with relevant laws and regulations of the People's Republic of China for the liquidation of the Company. No member of the Liquidation Committee shall have the power to take any action binding on the Liquidation Committee or on the Board of Directors or the Company without the express authorization and the unanimous consent of the entire Liquidation Committee. All actions of the Liquidation Committee shall require the unanimous approval of the entire Liquidation Committee. The Liquidation Committee will value and liquidate the Company's assets based on the actual circumstances of the Company valued as a going concern, so as to cause the Parties to receive the then market value for the assets. The final liquidation plan shall be unanimously approved by the entire Liquidation Committee.

         (c)      LIQUIDATION PLAN:
                  Upon  expiration  of the Joint  Venture  Term as  described in
                  Article 18 hereof, or upon earlier termination of this Contract pursuant to Article 20.01 hereof, the liquidation plan shall provide first for payment of the Company's debts and expenses. Following such payments, the Company's assets shall be distributed to Party A, Party B and Party C proportionally in accordance with each Party's registered capital share of the Company.

                            ARTICLE 21. FORCE MAJEURE

21.01    Force Majeure

         (a) "Force Majeure" shall mean all events which are beyond the control of the Parties to this Contract, and which are reasonably unforeseen, unavoidable or insurmountable, and which arise after the signing of this Contract and which prevent total or partial performance by any Party of its obligations under this Contract. Such events shall include earthquakes, typhoons, flood, fire, strikes, political disturbances, war, or any other instances which can not be foreseen, prevented or controlled.

         (b) If occurrence of an event of Force Majeure prevents a party from fulfilling its obligations under this Contract, the Party will be suspended from performing such obligations provided;

                  (i) Suspension of performance is of no greater scope and no longer duration than is reasonably required to correct consequences caused by the event of Force Majeure; and

                  (ii) Suspension of performance will not apply to any obligation to make payments under this Contract.

         (c) In the event any Party is unable to fulfill its obligation under this Contract as a result of Force Majeure, the Party claiming Force Majeure shall promptly inform the other Parties in writing within 15 days of such occurrence. Such notification will state the nature of the event, the anticipated duration and any action taken by the affected party to mitigate the effect. In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.


                       ARTICLE 22. SETTLEMENT OF DISPUTES

22.01    Conciliation and Mediation

         Any dispute in connection with this Contract will be settled through friendly consultation or conciliation among the Parties. Consultations will occur immediately upon the request of one Party to the other Parties regarding disputes. Disputes may also be mediated by a third party appointed by the Parties to this Contract. If mediation is not successful within 30 days, disputes may also be submitted to binding, non -appealable arbitration for settlement.

22.02    Arbitration

         The following rules and procedures will apply to an arbitration of disputes between the Parties under this Contract.

         (a) Arbitration under this Contract will be conducted by an arbitral tribunal in accordance with UNCITRAL arbitration rules contained in Resolution 31/98 adopted by the United Nations General Assembly on December 15, 1976 and entitled "Arbitration Rules of the United Nations Commission on International Trade Law" or its amendments as in force at the time such arbitration is commenced. Should there be a conflict between the rules and provisions of this Contract and the arbitration rules, the provisions of this Contract will govern.

         (b) The arbitral tribunal will have three (3) members. Each Party will appoint one arbitrator within 30 days after giving or receiving demand for arbitration. The third arbitrator shall be appointed by the other two arbitrators within 10 days of the appoint of the second arbitrator. If any of the arbitrators are not appointed within the time limits set forth in this section, arbitrators will be appointed by the Secretary General of the International Center for Settlement Disputes.

         (c) All arbitrators must be fluent in Mandarin and English. The arbitration will be conducted in Mandarin and English. Any subsequent arbitration award will also be written in Mandarin and English.

         (d) The site and the organization for arbitration can be Singapore International Arbitration Centre or other international locations and arbitration organizations acceptable to the Parties.

         (e) The final arbitration award will specify with reasonable detail the facts of the dispute and the reasons justifying the tribunal's decision. The Parties agree to accept the arbitration award as final and binding. The Parties renounce their right to appeal the arbitration award.

         (f) The Parties agree to bear all costs as determined and allocated in the arbitration award.

22.03    Continuing Rights and Obligations

         The Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations, under this Contract, except in respect of those matters under dispute.

22.04    Waiver of Immunity

         To the extent the Parties may claim for themselves or their assets and revenues, immunity from suit, execution, attachment or other legal process, the Parties agree not to claim such immunity and agree to irrevocably waive such immunity to the full extent permitted by applicable law.


                           ARTICLE 23. APPLICABLE LAW

23.01    Applicable Law

         The validity, interpretation and implementation of this Contract shall be governed by the laws of the People's Republic of China which are published and publicly available. In the event that there is no published and publicly available law in China governing a particular matter relating to this Contract, reference shall be made to general international commercial practices.

23.02    Economic Adjustment for Change of Law

         As used herein "Change of Law" means the promulgation of any new laws, rules or regulations in China or the amendment or interpretation of any existing laws, rules or regulations in China relating to taxes, custom duties, environmental issues or other matters concerning this Contract. In the event that a Change of Law adversely and materially affects a Party's economic benefit under this Contract, the Parties shall promptly consult with each other and use their best endeavors to implement adjustments necessary to maintain each Party's economic benefits derived from this Contract. The basis of this adjustment will be no less favorable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted.

23.03    Preferential Treatment

         The Company and the Parties shall be entitled to any tax, investment or other benefits or preferences that become available or publicly known after the signing of this Contract and which are more favorable than those set forth in this Contract.


                      ARTICLE 24. MISCELLANEOUS PROVISIONS

24.01    Environmental

         The Company shall undertake environmental protection measures in accordance with the "Law of the People's Republic of China on Environmental Protection" and other relevant laws and regulations.

24.02    Waiver

         To the extent permitted by Chinese law, failure or delay on the part of any Party hereto to exercise a right, power or privilege under this Contract and the Appendices hereto shall not operate as a waiver thereof or other rights, powers or privileges; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

24.03    Binding Effect

         This Contract is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Contract may not be changed orally, but only by a written instrument signed by all Parties and approved by the appropriate Examination and Approval Authority.

24.04    Language

         This Contract is executed in the Chinese language in eight (8) originals and in the English language in eight (8) originals. Both language versions shall be equally effective.

24.05    Entire Agreement

         This Contract and the Appendices attached to this Contract constitute the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements between them. In the event of any conflict between the terms and provisions of this Contract and the Articles of Association the terms and provisions of this Contract shall prevail.

24.06    Notices

         Any notice or written communication provided for in this Contract by any Party to the others, including but not limited to any and all offers, writings, or notices to be given thereunder, shall be in writing made in English and Chinese , and shall be sufficiently given if addressed as set forth below and sent by registered mail or an internationally recognized overnight courier services, hand delivered or transmitted clearly by facsimile, however all facsimile shall be confirmed by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of actual receipt of a notice or communication thereunder shall be deemed to be the effective date. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Parties.

         PARTY A:                   Chengdu Hua Xi Electric Power (Group) Share
                                    holding Company Ltd.
         Address:
         Telephone No.:
         Facsimile No.:
         Attention:                 Qu Delin
         Zip Code:

         PARTY B:                   China National Aero-engine Corporation
         Address:                   No. 16 Donghuangchenggen, Dongcheng
                                    District, Beijing, China
         Telephone No.:             8610 4054595
         Facsimile No.:             8610 4036107
         Attention:                 Zhou Xiaoqing
         Zip Code:                  100717

         PARTY C:                   AES China Generating Company Limited
         Address:                   9/F, Allied Capital Resources Bldg.,
                                    32-38 Ice House Street, Central, HK
         Telephone No.:             (852) 28425111
         Facsimile No.:             (852) 25301673
         Attention:                 Edward C. Hall III

24.08    Appendices

         The Appendices listed below are made an integral part of this Contract and are equally binding with Articles 1 through 24 herein.

         Appendix 1.       Red Line Site Map
         Appendix 2.       Annual Capital Returns
         Appendix 3.       Articles of Association
         Appendix 4.       List of Imported Equipment
         APPendix 5.       List of Companies Represented by Each Party

SIGNATURES

         IN WITNESS WHEREOF, each of the Parties hereto have caused this Contract to be executed by their duly authorized representatives on the date first set forth above.


         PARTY A :         Chengdu Hua Xi Electric Power (Group) Share holding
                           Company Ltd.

                           [Signature Illegible]
                           ------------------------

         Name:             Cheng Zhigang
         Title:            General Manager Assistant
         Nationality:      Chinese


         PARTY B :         China National Aero-engine Corporation
                           [Signature Illegible]
                           ------------------------

         Name:             Li Yue Ting
         Title:            Deputy General Manager
         Nationality:      Chinese


         PARTY C :         AES China Generating  Company Limited

                           [Signature Illegible]
                           ------------------------

         Name:             Thomas T.M. Wu
         Title:            Vice President
         Nationality:      U.S.A.